     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 6, 2003

                                            REGISTRATION NO.: 333-______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  _____________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  _____________


                          MILITARY RESALE GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)

                      NEW  YORK                                 11-2665282
         (State  or  Other Jurisdiction of                   (I.R.S. Employer
        Incorporation  or  Organization)                     Identification No.)


                2180  EXECUTIVE  CIRCLE
           COLORADO  SPRINGS,  COLORADO                            80906
       (Address  of  Principal  Executive  Offices)             (Zip  Code)


                           2001 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                                 ETHAN D. HOKIT
                                    PRESIDENT
                           MILITARY RESALE GROUP, INC.
                              2180 EXECUTIVE CIRCLE
                        COLORADO SPRINGS, COLORADO 80906
                     (Name and Address of Agent for Service)

                                 (719) 391-4564
          (Telephone Number, Including Area Code, of Agent for Service)

                                    COPY TO:

                              ERIC M. HELLIGE, ESQ.
                        PRYOR CASHMAN SHERMAN & FLYNN LLP
                                 410 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 421-4100

                         CALCULATION OF REGISTRATION FEE

=================================================================================================
                                                           Proposed     Proposed
                                                           Maximum      Maximum
                                                           Offering    Aggregate       Amount of
  Title of Each Class of                   Amount to      Price Per     Offering     Registration
Securities to be Registered              be Registered*    Share**       Price            Fee
--------------------------------------------------------------------------------------------------
Common Stock, $.0001 par value.........  600,000 Shares     $0.17     $102,000.00        $9.38
=================================================================================================

________________

*    All the securities registered hereby are issuable under the Plan.

** Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act of 1933, upon the basis of the closing price per share of the Registrant's common stock as reported on the Over the Counter Bulletin Board on January 3, 2003.

          THE INFORMATION CONTAINED IN THE COMPANY'S REGISTRATION STATEMENT ON FORM S-8 (FILE NO. 333-81258) AS FILED WITH THE COMMISSION ON JANUARY 23, 2002 SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

          The following documents, and all documents subsequently filed by Military Resale Group, Inc. (the "Company") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:


               (1) the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2001;

               (2) The Company's Registration Statement on Form S-8 (file no. 333-81258) filed on January 23, 2002;

               (3) the Company's Quarterly Report on Form 10-QSB for the fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002;

               (4) the Company's Current Report on Form 8-K (file no. 000-26463) dated February 25, 2002;

               (5) the Company's Current Report on Form 8-K (file no. 000-26463) dated August 15, 2002;

               (6) the Company's Current Report on Form 8-K (file no. 000-26463) dated November 14, 2002;

               (7) the Company's Current Report on Form 8-K (file no. 000-26463) dated November 18, 2002; and

               (8) the Company's Current Report on Form 8-K (file no. 000-26463) dated December 12, 2002.

ITEM  8.     EXHIBITS.

Exhibit
-------
No.  Description
--   -----------

5.1 Opinion of Pryor Cashman Sherman & Flynn LLP (regarding validity of common stock being registered).

23.1 Consent of Pryor Cashman Sherman & Flynn LLP (included in its opinion filed as Exhibit 5.1).

23.2 Consent  of  Michael  Johnson  &  Company,  LLC.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all the requirements for filing on Form S-8 and have duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Colorado Springs, Colorado on this 6th day of January 2003.

                              MILITARY  RESALE  GROUP,  INC.


                              By:  /s/  Ethan  D.  Hokit
                                 -----------------------
                                 Name:  Ethan  D.  Hokit
                                 Title: President and Chief Operating Officer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ethan D. Hokit or Edward T. Whelan or any one of them, his or her attorneys-in-fact and agents, each with full power of substitution and resubstitution for him or her in any and all capacities, to sign any or all amendments or post-effective amendments to this registration statement or a registration statement prepared in accordance with Rule 462 of the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection herewith or in connection with the registration of the offered securities under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                               Signature     Title    Date
                               ---------     -----    ----

/s/  Edward  T.  Whelan     Chairman of the Board and Chief
-----------------------     Executive Officer
                            (Principle  Executive  Officer)    January  6,  2003

/s/  Ethan  D.  Hokit        President, Chief Operating Officer
---------------------        and  Director (Principle
                             Accounting  Officer)              January  6,  2003

/s/Richard  H.  Tanenbaum    Director                          January  6,  2003
-------------------------

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